UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT January 16, 2002

                             Commission file number:
                                     0-22923

                           INTERNATIONAL ISOTOPES INC.
             (Exact name of registrant as specified in its charter)

                  Texas                                74-2763837
         (State of incorporation)          (IRS Employer Identification Number)

           4137 Commerce Circle                           83401
            Idaho Falls, Idaho                         (Zip Code)
 (Address of principal executive offices)


                                 (208) 524-5300
              (Registrant's telephone number, including area code)




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Item 1.  Changes in Control of Registrant.

         Certain persons acting together as a group, during the first week of January 2002, acquired all of the Company's outstanding Series A 5% Convertible Redeemable Preferred Stock and certain Common Stock from its current owners, Brown Simpson's Strategic Growth Fund, LTD. and Brown Simpson's Strategic Growth Fund, LP. The group includes John M. McCormack, a former director of the Company; three trusts organized for the benefit of Mr. McCormack's children; Marie C. Keane; James J. Keane; Walter D. O'Hearn, Jr.; Ralph M. Richart; Dr. Thomas R. Kershner; and Christopher G. Grosso. The securities acquired consist of 10,000 shares of Series A Preferred Stock and 2,087,837 shares of Common Stock, which the Brown Simpson entities had acquired as interest payments on the Series A Preferred Stock. Including shares previously owned by the above persons, such group of persons now beneficially owns 11,531,180 shares of Common Stock of I3, which represents approximately 42.7% of the currently beneficially held shares. Of these shares, 4,123,369 are now outstanding, and the remaining 7,407,811 shares represent shares issuable upon conversion of Series A Preferred Stock or Series B Preferred Stock or in payment of interest on Series B Preferred Stock.

         The above group of persons and the Company have entered into an agreement pursuant to which:

         (a) Such persons would acquire all of the Series A Preferred Stock and certain shares of Common Stock.

         (b) The Company would acquire and retire up to $100,000 worth of Series B Preferred Stock from its current owners.

         (c) The parties would negotiate a modification of the terms of the Series A Preferred Stock that would include, but not be limited to, recalculation of the quarterly dividend payment and a change in the mandatory redemption date.

         (d) I3 and the above group of persons pledged to use their best efforts to cause a modification of the terms of the Series B Preferred Stock to that described above for the Series A Preferred Stock.

Item 5.  Other events.

         The Company has acquired from several individuals and organizations 2,817 shares (or 37.7%) of the Company's Series B 7% Convertible Redeemable Preferred Stock.

         The Company has issued third and forth quarter dividend payments to holders of its Series B Preferred Stock totaling 9,800,432 shares of Common Stock.


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    Exhibits

       1 Letter Agreement between the Company and Keane Securities as agent for certain purchasers of I(3) securities


                                       3
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          International Isotopes Inc.
                                          (Registrant)


                                     By:  /s/ Steve T. Laflin
                                          -------------------------------------
                                          Steve T. Laflin
                                          President and Chief Executive Officer
Date:  January 16, 2002



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Table of Exhibits

 Exhibit
 Number                            Name of Exhibit
 -------                           ---------------

Exhibit 1 Letter Agreement between the Company and Keane Securities as agent for certain purchasers of I(3) securities.



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